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                                    EXHIBIT 1







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FOR IMMEDIATE RELEASE

July 25, 2002

SUNCOR ENERGY'S OUTLOOK FOR THIRD QUARTER
(All financial figures are in Canadian dollars unless noted otherwise.)

CALGARY, ALBERTA - Suncor Energy Inc. today released its Investor Outlook for the third quarter of 2002. The financial information and production numbers below are preliminary estimates only. This Outlook is produced to provide greater disclosure to investors and potential investors of expected outcomes and to ensure they receive equal access to the same information at the same time.

An update to this Outlook will be provided shortly after the end of the third quarter when a Guidance Report is issued. Suncor's financial results for the third quarter will be finalized and publicly released on October 23, 2002.

The following table provides Suncor's targets for the third quarter of 2002 and the full year.

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                                                   Q3 2002 OUTLOOK                    2002 FULL YEAR OUTLOOK
---------------------------------------------------------------------------------------------------------------------
OIL SANDS

Production (barrels per day)                      200,000 to 205,000                         200,000

Sales total (bpd)                                 200,000 to 205,000                         200,000
Light sweet                                       95,000 to 100,000                          100,000
Diesel                                                  25,000                                25,000
Light sour                                              80,000                                75,000

Realization on crude sales basket              WTI equivalent @ Chicago              WTI equivalent @ Chicago

Cash operating costs
                                             $11.25 to $12.00 per barrel                $12.50 per barrel
---------------------------------------------------------------------------------------------------------------------
NATURAL GAS

Natural gas (mmcf per day)                            180 to 190                            180 to 190
Natural gas liquids (bpd)                               2,400                                 2,100
Crude oil production (bpd)                              1,500                                 1,400

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

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FACTORS THAT COULD POTENTIALLY AFFECT THIRD QUARTER 2002 RESULTS INCLUDE:

- On July 19 Suncor completed a maintenance shutdown of one of its two Oil Sands upgraders to repair a fractionator. The outage lasted eight days, during which oil production averaged about 95,000 barrels per day. Suncor does not expect the maintenance shutdown will impact its year-end production target, however management recognizes it may be a challenge to achieve its $12.50 per barrel cash operating cost goal as a result of the shutdown.

- Crude oil prices are currently approximately the same as the average price realized in the second quarter of 2002.

- Natural gas prices are currently approximately 20% lower than the average price realized in the second quarter of 2002.

- Refining margins are currently approximately 35% higher than those realized in the second quarter of 2002. Retail margins are currently approximately 10% lower than those realized in the second quarter of 2002.

CRUDE OIL HEDGE POSITION

Suncor has hedged 50% of budgeted production in 2002 and 35% in 2003. The company continues to work towards hedging 30% of budgeted production in 2004, 2005 and 2006. The objective of Suncor's hedging program is to lock in prices on a portion of the company's future production to reduce exposure to market volatility, manage debt levels and support the company's ability to finance future growth.

The following table sets out the company's approximate hedge position as of June 30, 2002 for the years indicated.

-----------------------------------------------------------------------------------------------------------------
2002
Crude Oil                        57,000 bbl/day       @     US$20.42
                                 43,000 bbl/day       @     US$22.29 - $26.94 (costless collar)
-----------------------------------------------------------------------------------------------------------------
2003
Crude Oil                        15,000 bbl/day       @     US$24.46
                                 60,000 bbl/day       @     US$21.27 - US$25.56 (costless collar)
-----------------------------------------------------------------------------------------------------------------
2004
Crude Oil                        25,000 bbl/day       @     US$22.85
                                 11,000 bbl/day       @     US$21.00 - US$23.65 (costless collar)
-----------------------------------------------------------------------------------------------------------------
2005
Crude Oil                        21,000 bbl/day       @     US$21.85
-----------------------------------------------------------------------------------------------------------------
2006
Crude Oil                        0 bbl/day            @        ---
-----------------------------------------------------------------------------------------------------------------

Prior to initiating Project Millennium, Suncor entered into foreign exchange contracts related to its crude oil hedging program including a calendar-year 2002 contract to convert US$314 million to Canadian dollars at a fixed exchange of $0.705. Beyond 2002, Suncor has no further plans to enter into foreign exchange contracts related to crude oil hedging.


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SUNCOR ENERGY IS AN INTEGRATED CANADIAN ENERGY COMPANY. SUNCOR'S OIL SANDS
BUSINESS MINES AND UPGRADES OIL SAND AND MARKETS CUSTOM-BLENDED REFINERY FEEDSTOCK AND DIESEL FUEL, NEAR FORT MCMURRAY IN NORTHERN ALBERTA. SUNCOR IS ALSO A CONVENTIONAL NATURAL GAS PRODUCER IN WESTERN CANADA; HAS A REFINING AND MARKETING BUSINESS IN ONTARIO; AND A RETAIL BUSINESS THAT OPERATES UNDER THE BRAND NAME SUNOCO. AT THE SAME TIME AS SUNCOR MEETS TODAY'S ENERGY NEEDS, THE COMPANY INVESTS IN ALTERNATIVE AND RENEWABLE ENERGY FOR THE FUTURE. SUNCOR'S COMMON SHARES AND PREFERRED SECURITIES ARE LISTED FOR TRADING ON THE TORONTO AND NEW YORK STOCK EXCHANGES.

THIS NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE BASED ON SUNCOR'S CURRENT EXPECTATIONS, ESTIMATES, PROJECTIONS AND ASSUMPTIONS MADE IN LIGHT OF ITS EXPERIENCE AND ITS PERCEPTION OF HISTORICAL TRENDS. THE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF, AND SUNCOR UNDERTAKES NO DUTY TO UPDATE THESE STATEMENTS TO REFLECT SUBSEQUENT CHANGES IN ASSUMPTIONS (OR THE TRENDS OR FACTORS UNDERLYING THEM) OR ACTUAL EVENTS OR EXPERIENCE.

ALL STATEMENTS THAT ADDRESS EXPECTATIONS OR PROJECTIONS ABOUT THE FUTURE, INCLUDING STATEMENTS ABOUT SUNCOR'S STRATEGY FOR GROWTH, EXPECTED AND FUTURE PRODUCTION VOLUMES, OPERATING AND FINANCIAL RESULTS, ARE FORWARD-LOOKING STATEMENTS. SOME OF THE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY WORDS LIKE "OUTLOOK," "ESTIMATE," EXPECTED," "TARGETS," "GOAL," "WORK TOWARDS," "OBJECTIVE," "PLANS" AND SIMILAR EXPRESSIONS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AS THEY ARE BASED ON CURRENT FACTS AND ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, SOME THAT ARE SIMILAR TO OTHER OIL AND GAS COMPANIES AND SOME THAT ARE UNIQUE TO SUNCOR.

SUNCOR'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY ITS FORWARD LOOKING STATEMENTS AS A RESULT OF KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, SUCH AS CHANGES IN THE GENERAL ECONOMIC, MARKET AND BUSINESS CONDITIONS; FLUCTUATIONS IN SUPPLY AND DEMAND FOR SUNCOR'S PRODUCTS; FLUCTUATIONS IN COMMODITY PRICES; FLUCTUATIONS IN CURRENCY EXCHANGE RATES; SUNCOR'S ABILITY TO RESPOND TO CHANGING MARKETS AND ACCESS THE CAPITAL MARKETS; THE ABILITY OF SUNCOR TO RECEIVE TIMELY REGULATORY APPROVALS; THE SUCCESSFUL AND TIMELY IMPLEMENTATION OF ITS GROWTH PROJECTS INCLUDING THE FIREBAG IN-SITU OIL SANDS PROJECT AND VOYAGEUR; THE INTEGRITY AND RELIABILITY OF SUNCOR'S CAPITAL ASSETS; THE CUMULATIVE IMPACT OF OTHER RESOURCE DEVELOPMENT PROJECTS; SUNCOR'S ABILITY TO COMPLY WITH CURRENT AND FUTURE ENVIRONMENTAL LAWS; THE ACCURACY OF SUNCOR'S PRODUCTION ESTIMATES AND PRODUCTION LEVELS AND ITS SUCCESS AT EXPLORATION AND DEVELOPMENT DRILLING AND RELATED ACTIVITIES; THE MAINTENANCE OF SATISFACTORY RELATIONSHIPS WITH UNIONS, EMPLOYEE ASSOCIATIONS, JOINT VENTURERS, SUPPLIERS AND CUSTOMERS; COMPETITIVE ACTIONS OF OTHER COMPANIES, INCLUDING INCREASED COMPETITION FROM OTHER OIL AND GAS COMPANIES OR FROM COMPANIES WHICH PROVIDE ALTERNATIVE SOURCES OF ENERGY; THE UNCERTAINTIES RESULTING FROM POTENTIAL DELAYS OR CHANGES IN PLANS WITH RESPECT TO EXPLORATION OR DEVELOPMENT PROJECTS OR CAPITAL EXPENDITURES; ACTIONS BY GOVERNMENTAL AUTHORITIES INCLUDING INCREASING TAXES, CHANGES IN ENVIRONMENTAL AND OTHER REGULATIONS; THE ABILITY AND WILLINGNESS OF PARTIES WITH WHOM SUNCOR HAS MATERIAL RELATIONSHIPS TO PERFORM THEIR OBLIGATIONS TO SUNCOR; AND THE OCCURRENCE OF UNEXPECTED EVENTS SUCH AS FIRES, BLOWOUTS, FREEZE-UPS, EQUIPMENT FAILURES AND OTHER SIMILAR EVENTS AFFECTING SUNCOR OR OTHER PARTIES WHOSE OPERATIONS OR ASSETS DIRECTLY OR INDIRECTLY AFFECT SUNCOR. SEE SUNCOR'S CURRENT ANNUAL INFORMATION FORM, ANNUAL REPORT AND INTERIM REPORTS AND OTHER DOCUMENTS SUNCOR FILES WITH SECURITIES REGULATORY AUTHORITIES, FOR FURTHER DETAILS.


                                     - 30 -

For more information about Suncor, visit our website at www.suncor.com or contact:

John Rogers,
vice president, Investor Relations
(403) 269-8670



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       SUNCOR ENERGY INC.


Date:  July 25, 2002                   By:  "JANICE B. ODEGAARD"


                                           ------------------------------------
                                             JANICE B. ODEGAARD
                                             Vice President, Associate General
                                             Counsel and Corporate Secretary